Exhibit (a)(11)

PIMCO CORPORATE & INCOME STRATEGY FUND

NOTICE OF CHANGE OF TRUSTEES

WHEREAS, PIMCO Corporate & Income Strategy Fund (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts; and

WHEREAS, Hans W. Kertess resigned as a Trustee of the Trust, effective as of December 31, 2021;

NOW, THEREFORE, as a result of the foregoing Trustee resignation, the eight (8) Trustees of the Trust are:

Sarah E. Cogan	1633 Broadway
New York, New York 10019

Deborah A. DeCotis	1633 Broadway
New York, New York 10019

David N. Fisher	1633 Broadway New York, New York 10019

Joseph B. Kittredge, Jr.	1633 Broadway
New York, New York 10019

John C. Maney	650 Newport Center Drive
Newport Beach, CA 92660

William B. Ogden, IV	1633 Broadway
New York, New York 10019

Alan Rappaport	1633 Broadway
New York, New York 10019

E. Grace Vandecruze	1633 Broadway
New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this 5th day of January, 2022, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Ryan Leshaw
Ryan Leshaw, Chief Legal Officer

Signature Page – PIMCO Corporate & Income Strategy Fund (PCN)